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                                                                     EXHIBIT 5.1


                                 July 12, 2000




Golden West Financial Corporation
1901 Harrison Street
Oakland, California  94612

        Re:    Golden West Financial Corporation
               Registration Statement on Form S-3


Ladies and Gentlemen:

               At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in the form being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the following: (a) shares of preferred stock of Golden West Financial Corporation (the "Company"), $1.00 par value, in one or more series (the "Preferred Stock"); (b) senior debt securities of the Company (the "Senior Debt Securities"); and (c) subordinate debt securities of the Company (the "Subordinate Debt Securities," and collectively with the Senior Debt Securities, the "Debt Securities"). The Debt Securities and Preferred Stock will have an aggregate initial offering price of up to $1,000,000,000. The Senior Debt Securities are to be issued pursuant to an indenture (the "Senior Debt Indenture"), a form of which is filed as Exhibit 4.4 to the Registration Statement. The Subordinate Debt Securities are to be issued pursuant to an indenture (the "Subordinate Debt Indenture"), a form of which is filed as Exhibit 4.3 to the Registration Statement. The Debt Securities and Preferred Stock are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus (the "Prospectus Supplements").

               We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

               Based on such examination, we are of the opinion that:

               (1) when the issuance of the Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Senior Debt Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Senior Debt Indenture;

               (2) when the issuance of the Subordinate Debt Securities has been duly

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Golden West Financial Corporation
July 12, 2000
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authorized by appropriate corporate action and the Subordinate Debt
Securities have been duly completed, executed, authenticated and delivered in accordance with the Subordinate Debt Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinate Debt Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Subordinate Debt Indenture; and

               (3) when (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters and (b) the Preferred Stock has been issued, sold and delivered in the manner stated in the applicable definitive purchase, underwriting or similar agreement and for the consideration approved by the Board (not less than the par value of the Preferred Stock), such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

               Our opinion that the Debt Securities are legal, valid, and binding is qualified as to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               We express no opinion as to matters of law in jurisdictions other than the State of California, the federal law of the United States, and the corporate law of the State of Delaware.

               We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,

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Golden West Financial Corporation
July 12, 2000
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                                        /s/  ORRICK, HERRINGTON & SUTCLIFFE LLP